Exhibit 99.1

February 6, 2012

LFBG – Update

To our Shareholders,

The purpose of this email is to provide you an update.

For the first time since we became a public company, 2011 represented one of the most difficult periods we’ve had in raising capital as an emerging growth company, despite our position as the world leader in the new market niche of “Inspirational Video Games.”

Miraculously, we released 7 new game titles in-time for Christmas 2011. Currently, Left Behind Games Inc., dba “Inspired Media Entertainment,” has the single largest new product line of all inspirational game publishers combined.

Regardless of our leading position in the marketplace, as previously stated, sales for our fiscal year ending March 31, 2012 will be substantially lower than the year previously. The most significant impact to our revenues this year occurred due to a significant loss of revenue from our largest distributor combined with our inability to raise capital to properly represent and market our new products to generate anticipated revenue.

As I explained last year, due to new 2010 FINRA rules, exchanges (i.e. OTCQB & OTCBB) are not allowed to publish stock quotes below $0.001 per share, which resulted in our need to pursue a reverse-split, despite the historical effects to investors. Despite our preliminary information statement, and later definitive information statement, FINRA disallowed our corporate action to enact a 500:1 reverse-split, making it difficult us to raise capital.

At the SEC’s request, we have withdrawn our previously-filed S-1 registration statement with the hope and anticipation that FINRA will approve a new and recently filed reverse-split. The new split has the potential for our company to become a $4.00-$5.00 per share stock by pursuing a 50,000:1 reverse-split. Our attorneys are working with regulators, but it is difficult to determine when FINRA will approve this corporate action.

As a result of our difficulty in raising funds, although we continue to maintain the majority of our inventory in California, we have closed our Temecula, CA office and reduced staff as important proactive steps to move the company forward.

Other important steps we’ve taken in the past 40 days include:

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executive and Board compensation remains deferred since August 2011;

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minimization of corporate IT infrastructure to reduce ongoing monthly expenses; and

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streamlining of online services for corporate file sharing, ISPs, and communications; and

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reduction of CA office assets, older inventory and move of accounting system to Honolulu with remote access implemented for staff;

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activities to focus on new marketing plan have included:

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a greater implementation of Google Analytics for our corporate website and Magento-powered online store; and

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expansion of our Google Adwords campaigns to both the search and display networks; and

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preparation of new social media connections for Facebook and Twitter; and

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improved online store and product pages (a process continuing for the next week); and

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launched development of new marketing videos for all products; and

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expansion of Affiliates for All marketing module for our Magento-powered online store to include Click, Conversion and Campaign statistics for affiliate marketers to build successful campaigns.

Beginning next Monday, a small team of 5 investors will beta-test our new, proprietary, affiliate marketing system.

Although small numbers currently, approximately 90% of our sales are new ‘digital downloads.’ If this percentage holds true long-term, our cost to fulfill orders to customers is approximately $0.08 per unit. We estimate our average price per sale will be $17.77 based upon new pricing. The purpose of our new affiliate marketing beta-test is to determine what percentage of our total revenue is necessary to equip and maintain a healthy affiliate network of marketers.

With so many people, worldwide, interested in matters of faith and the Bible, these interests provide us significant and relevant marketing opportunities, which combined with our leadership position in “inspirational video games,” is why we expect 2012 to represent our healthiest growth since we began this journey 10 years ago.

I sincerely look forward to a bright and mutually beneficial future.

Respectfully and with kindest regards,

Troy A. Lyndon
Chairman & Chief Executive Officer
Left Behind Games Inc., dba Inspired Media Entertainment

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.